EXHIBIT (d)(1)(b)

                        MANAGEMENT AGREEMENT



     AGREEMENT made as of February 5, 1993, between The GCG Trust
(the "Trust"), a Massachusetts business trust, and Directed Services, Inc. (the "Manager"), a New York corporation.

     WHEREAS, the Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "Act"); and

     WHEREAS, the Trust is authorized to issue separate series, each of which will offer a separate class of shares of beneficial interest, each series having its own investment objective or objectives, policies, and limitations; and

     WHEREAS, the Trust intends to offer shares in a series designated The Fund For Life, and the Trust may offer shares of additional series in the future; and

     WHEREAS, the Trust wishes to retain the Manager to furnish investment advisory services to The Fund For Life, and the Manager is willing to furnish such services to the Trust.

     NOW THEREFORE, in consideration of the premises and the promises and mutual covenants herein contained, it is agreed between the Trust and the Manager as follows:

     1. Appointment. The Trust hereby appoints Directed Services, Inc. to act as Manager to The Fund For Life (the "Series") for the periods and on the terms set forth in this Agreement. The Manager accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

In the event the Trust designates one or more series other than the Series with respect to which the Trust wishes to retain the Manager to render investment advisory services hereunder, the Trust shall notify the Manager in writing. If the Manager is willing to render such services, it shall notify the Trust in writing, whereupon such series shall become a Series hereunder, and be subject to this Agreement.

     2. Management Duties. Subject to the supervision of the Trust's Board of Trustees, the Manager will provide a continuous investment program for the Series' portfolio and determine the composition of the assets of the Series' portfolio, including determination of the purchase, retention, or sale of the securities, cash, and other investments contained in the


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portfolio.  The Manager will provide
investment research and conduct a continuous program of evaluation, investment, sales, and reinvestment of the Series' assets by determining the securities and other investments that shall be purchased, entered into, sold, closed, or exchanged for the Series, when these transactions should be executed, and what portion of the assets of the Series should be held in the various securities and other investments in which it may invest, and the Manager is hereby authorized to execute and perform such services on behalf of the Series. The Manager will provide the services under this Agreement in accordance with the Series' investment objective or objectives, policies, and restrictions as stated in the Trust's Registration Statement filed with the Securities and Exchange Commission ("SEC"), as amended. The Manager further agrees as follows:

       a. The Manager will (1) manage the Series so that it will qualify as a regulated investment company under Subchapter M of the Internal Revenue Code, (2) manage the Series so as to ensure compliance by the Series with the diversification requirements of Section 817(h) of the Internal Revenue Code and regulations issued thereunder, and (3) use reasonable efforts to manage the Series so as to ensure compliance by the Series with any other rules and regulations pertaining to investment vehicles underlying variable annuity or variable life insurance policies.

       b. The Manager will conform with the 1940 Act and all rules and regulations thereunder, all other applicable federal and state laws and regulations, with any applicable procedures adopted by the Trust's Board of Trustees, and the provisions of the Registration
Statement of the Trust under the Securities Act of 1933 (the "1933
Act") and the 1940 Act, as supplemented or amended.

       c. On occasions when the Manager deems the purchase or sale of a security to be in the best interest of the Series as well as of other investment advisory clients of the Manager or any of its affiliates, the Manager may, to the extent permitted by applicable laws and regulations, but shall not be obligated to, aggregate the securities to be so sold or purchased with those of its other clients where such aggregation is not inconsistent with the policies set forth in the Registration Statement. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Manager in a manner that is fair and equitable in the judgment of the Manager in the exercise of its fiduciary obligations to the Trust and to such other clients subject to review by the Board of Trustees.

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       d.   In connection with the purchase and sale of securities for the
Series, the Manager will arrange for the transmission to the custodian and recordkeeping agent for the Trust on a daily basis, such confirmation, trade tickets, and other documents and information, including but not limited to Cusip, Sedol, or other numbers that identify securities to be purchased or sold on behalf of the Series, as may be reasonably necessary to enable the custodian and recordkeeping agent to perform its administrative recordkeeping responsibilities with respect to the Series. With respect to portfolio securities, if any, to be purchased or sold through the Depository Trust Company, the Manager will arrange for the automatic transmission of the confirmation of such trades to the Trust's custodian and recordkeeping agent.

       e. The Manager will monitor on a daily basis the determination by the custodian and recordkeeping agent for the Trust of the valuation of the portfolio securities and other investments of the Series. The Manager will assist the custodian and recordkeeping agent for the Trust in determining or confirming, consistent with the procedures and policies stated in the Registration Statement for Trust, the value of any portfolio securities or other assets of the Series for which the custodian and recordkeeping agent seeks assistance from or identifies for review by the Manager.

       f. The Manager will make available to the Trust, promptly upon request, all the Series' investment records and ledgers maintained by the Manager (which shall not include the records and ledgers maintained by the custodian and recordkeeping agent for the Trust) as are necessary to assist the Trust to comply with the requirements of the 1940 Act and the Investment Advisers Act of 1940 (the "Advisers Act"), as well as other applicable laws. The Manager will furnish to regulatory authorities having the requisite authority any information or reports in connection with such services which may be requested in order to ascertain whether the operations of the Trust are being conducted in a manner consistent with applicable laws and regulations.

       g. The Manager will provide reports to the Trust's Board of Trustees for consideration at meetings of the Board on the investment program for the Series and the issuers and securities represented in the Series' portfolio, and will furnish the Trust's Board of Trustees with respect to the Series such periodic and special reports as the Trustees may reasonably request.

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       h.   In rendering the services required under this Agreement, the
Manager may, from time to time, employ or associate with itself such person or persons as it believes necessary to assist it in carrying out its obligations under this Agreement. However, the Manager may not retain as subadviser any company that would be an "investment adviser," as that term is defined in the 1940 Act, to the Series unless the contract with such company is approved by a majority of Trustees who are not parties to any agreement or contract with such company and who are not "interested persons," as defined in the 1940
Act, of the Trust or the Manager or any such company that is retained as subadviser, and is approved by the vote of a majority of the outstanding voting securities of the Series to the extent required by the 1940 Act. The Manager shall be responsible for making reasonable inquiries and for reasonably ensuring that any employee of the Manager, any subadviser that the Manager has employed or with which it has associated with respect to the Series, or any employee thereof has not, to the best of the Manager's knowledge, in any material connection with the handling of Trust assets:

          i. been convicted, in the last ten (10) years, of any felony or misdemeanor arising out of conduct involving embezzlement, fraudulent conversion, or misappropriation of funds or securities, involving violations of Sections 1341, 1342, or 1343 of Title 18, United States Code, or involving the purchase or sale of any security; or

          ii. been found by any state regulatory authority, within the last ten (10) years, to have violated or to have acknowledged violation of any provision of any state insurance law involving fraud, deceit, or knowing misrepresentation; or

          iii. been found by any federal or state regulatory authorities, within the last ten (10) years, to have violated or to have acknowledged violation of any provision of federal or state securities laws involving fraud, deceit, or knowing misrepresentation.

     3. Broker-Dealer Selection. The Manager is responsible for decisions to buy and sell securities and other investments for the Series' portfolio, broker-dealer selection, negotiation of brokerage commission rates and obtaining discounts on sales loads of mutual fund shares. The Manager's primary consideration in effecting a security transaction will be to obtain the best execution for the Series, taking into account the factors specified in the prospectus and statement of additional information

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for the Series.  Subject to
such policies as the Board of Trustees may determine and consistent with Section 28(e) of the Securities Exchange Act of 1934, the Manager shall not be deemed to have acted unlawfully or to have breached any duty created by the Agreement or otherwise solely by reason of its having caused the Series to pay a broker-dealer for effecting a portfolio investment transaction in excess of the amount of commission another broker-dealer would have charged for effecting that transaction, if the Manager determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker-dealer, viewed in terms of either that particular transaction or the Manager's overall responsibilities with respect to the Series and to its other clients as to which it exercises investment discretion. To the extent consistent with these standards, the Manager is further authorized to allocate the orders placed by it on behalf of the Series to the Manager if it is registered as a broker-dealer with the SEC, to its affiliated broker-dealer, or to such brokers and dealers who also provide research or statistical material or other services to the Series, the Manager, or an affiliate of the Manager. Such allocation shall be in such amounts and proportions as the Manager shall determine consistent with the above standards, and the Manager will report on said allocation regularly to the Board of Trustees of the Trust indicating the broker-dealers to which such allocations have been made and the basis therefor.

     4. Disclosure About Manager. The Manager has reviewed the post-effective amendment to the Registration Statement for the Trust to be filed with the Securities and Exchange Commission that contains disclosure about the Manager, and represents and warrants that, with respect to the disclosure about the Manager or information relating, directly or indirectly, to the manager, such Registration Statement contains, as of the date hereof, no untrue statement or any material fact and does not omit any statement of material fact which was required to be stated therein or necessary to make the statements contained therein not misleading. The Manager further represents and warrants that it is a duly registered investment adviser under the Advisers Act and a duly registered investment adviser in all states in which the Manager is required to be registered.

     5. Expenses. During the term of this Agreement, the Manager will pay all expenses incurred by it and its staff and for their activities in connection with its portfolio management duties under this Agreement. The Trust shall be responsible for all the expenses of its operations including, but not limited to:

       a.   Expenses of all audits by the Trust's independent public
accountants;
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       b.   Expenses of the Series' transfer agent, registrar, dividend disbursing agent, and shareholder recordkeeping services;

       c. Expenses of the Series' custodial services including recordkeeping services provided by the custodian;

       d. Expenses of obtaining quotations for calculating the value of the Series' net assets;

       e. Expenses of obtaining Portfolio Activity Reports and Analyses of International Management Reports (as appropriate) for the Series;

       f.   Expenses of maintaining the Trust's tax records;

       g. Salaries and other compensation of any of the Trust's executive officers and employees, if any, who are not officers, directors, stockholders, or employees of the Manager or an affiliate of the Manager;

       h.   Taxes levied against the Trust;

       i. Brokerage fees and commissions in connection with the purchase and sale of portfolio securities for the Series;

       j.   Costs, including the interest expense, of borrowing money;

       k. Costs and/or fees incident to meetings of the Trust's shareholders, the preparation and mailings of prospectuses and reports of the Trust to its shareholders, the filing of reports with regulatory bodies, the maintenance of the Trust's existence, and the regulation of shares with federal and state securities or insurance authorities;

       l. The Trust's legal fees, including the legal fees related to the registration and continued qualification of the Trust's shares for sale;

       m. Costs of printing stock certificates representing shares of the Trust;

       n. Trustees' fees and expenses to trustees who are not officers, employees, or stockholders of the Manager or any affiliate thereof;

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       o.   The Trust's pro rata portion of the fidelity bond required by
Section 17(g) of the 1940 Act, or other insurance premiums;

       p.   Association membership dues'

       q. Extraordinary expenses of the Trust as may arise including expenses incurred in connection with litigation, proceedings, and other claims (unless the Manager is responsible for such expenses under Section 13 of this Agreement), and the legal obligations of the Trust to indemnify its Trustees, officers, employees, shareholders, distributors, and agents with respect thereto;

       r. Organizational and offering expenses, and if applicable, reimbursement (with interest) of underwriting discounts and commissions.

     6. Compensation. For the services provided, the Trust will pay the Manager a fee, payable monthly, at the annual rate of .10% of the average daily net assets of the Series.

     7. Compliance. The Manager agrees that it shall immediately notify the Trust (1) in the event that the SEC has censured the Manager;
placed limitations upon its activities, functions or operations;
suspended or revoked its registration as an investment adviser; or has commenced proceedings or an investigation that may result in any of these actions, (2) upon having a reasonable basis for believing that the Series has ceased to qualify or might not qualify as a regulated investment company under Subchapter M of the Internal
Revenue Code, (3) upon having a reasonable basis for believing that the Series has ceased to comply with the diversification provisions of Section 817(h) of the Internal Revenue Code or the Regulations thereunder. The Manager further agrees to notify the Trust immediately of any material fact known to the Manager respecting or relating to the Manager that is not contained in the Registration Statement or prospectus for the Trust, or any amendment or supplement thereto, or of any statement contained therein that becomes untrue in any material respect.

     8. Books and Records. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Manager hereby agrees that all records which it maintains for the Series are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's request, although the Manager may, at its own expense, make and retain a copy of such records. The Manager further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act and to

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preserve the records required by Rule 204-2 under
the Advisers Act for the period specified in the Rule

     9. Cooperation. Each party to this Agreement agrees to cooperate with the other party and with all appropriate governmental authorities having the requisite jurisdiction (including, but not limited to, the Securities and Exchange Commission and state insurance regulators) in connection with any investigation or inquiry relating to this Agreement or the Trust.

     10. Control. Notwithstanding any other provision of the Agreement, it is understood and agreed that the Trust shall at all times retain the ultimate responsibility for and control of all functions performed pursuant to this Agreement and reserves the right to direct, approve, or disapprove any action hereunder taken on its behalf by the Manager.

     11. Services Not Exclusive. It is understood that the services of the Manager are not exclusive, and nothing in this Agreement shall prevent the Manager (or its affiliates) from providing similar services to other clients, including investment companies (whether or not their investment objectives and policies are similar to those of the Series) or from engaging in other activities.

     12. Liability. Except as may otherwise be required by the 1940 Act or the rules thereunder or other applicable law, the Trust and the Manager agree that the Manager, any affiliated person of the Manager, and each person, if any, who, within the meaning of Section 15 of the 1933 Act controls the Manager shall not be liable for, or subject to any damages, expenses, or losses in connection with, any act or omission connected with or arising out of any services rendered under this Agreement, except by reason if willful misfeasance, bad faith, or gross negligence in the performance of the Manager's duties, or by reason of reckless disregard of the Manager's obligations and duties under this Agreement.

     13. Duration and Termination. This Agreement shall become effective on the date first indicated above. Unless terminated as provided herein, the Agreement shall remain in full force and effect for two
(2) years from such date and continue on an annual basis thereafter with respect to the Series; provided that such annual continuance is specifically approved each year by (a) the vote of a majority of the entire Board of Trustees of the Trust, or by the vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Series, and (b) the vote of a majority of those Trustees who are not parties to this Agreement or interested persons (as such term is defined in the 1940 Act) of any such party to this Agreement cast in person

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at a meeting called for the purpose of voting on such
approval. The Manager shall not provide any services for such Series or receive any fees on account of such Series with respect to which this Agreement is not approved s described in the preceding sentence. However, any approval of this Agreement by the holders of a majority of the outstanding shares (as defined in the 1940 Act) of a Series shall be effective to continue this Agreement with respect to such Series notwithstanding (i) that this Agreement has not been approved by the holders of a majority of the outstanding shares of any other Series or (ii) that this Agreement has not been approved by the vote of a majority of the outstanding shares of the Trust, unless such approval shall be required by any other applicable law or otherwise. Notwithstanding the foregoing, this Agreement may be terminated in its entirety or for any Series hereunder: (a) by the Manager at any time without penalty, upon sixty (60) days' written notice to the Trust, (b) at any time without payment of any penalty by the Trust, upon the vote of a majority of the Trust's Board of Trustees or a majority of the outstanding voting securities or each Series upon sixty (60) days' written notice to the Manager. In the event of termination for any reason, all records of the Series for which the Agreement is terminated shall promptly be returned to the Trust, free from any claim or retention of rights in such record by the Manager, although the Manager may, at its own expense, make and retain a copy of such records. The Agreement shall automatically terminate in the event of its assignment (as such term is described in the 1940 Act). In the event this Agreement is terminated or is not approved in the manner described above, the Sections or Paragraphs numbered 2(f), 8, 9, 12, and 15 of this Agreement shall remain in effect, as well as any applicable provision of this Paragraph numbered 13.

     14. Amendments. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Agreement shall be effective until approved by an affirmative vote of
(i) the holders of a majority of the outstanding voting securities of the Series, and (ii) the Trustees of the Trust who are not interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, if such approval is required by applicable law.

     15. Use of Name. It is understood that the name "Directed Services, Inc." or any derivative thereof or logo associated with that name is the valuable property of the Manager and its affiliates and that the Trust and/or the Series have the right to use such name (or derivative or logo) in offering

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materials of the Trust with the
approval of the Manager and for so long as the Manager is an investment adviser to the Trust and/or the Series. Upon termination of this Agreement between the Trust and the Manager, the Trust shall forthwith cease to use such name (or derivative or logo) unless otherwise agreed by the Manager.

     16. Agreement and Declaration of Trust. A copy of the Agreement and Declaration of Trust for Trust is on file with the Secretary of the Commonwealth of Massachusetts . The Agreement and Declaration of
Trust has been executed on behalf of the Trust by the Trustees of the Trust in their capacity as Trustees of the Trust and not individually. The obligations of this Agreement shall be binding upon the assets and property of the Trust and shall not be binding upon any Trustee, officer, or shareholder of the Trust individually.

     17.  Miscellaneous.

       a. This Agreement shall be governed by the laws of the State of New York, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Advisers Act, or rules or orders of the SEC thereunder. The term "affiliate" or "affiliated person" as used in this Agreement shall mean "affiliated person" as defined in Section 2(a)(3) of the 1940 Act.

       b. The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

       c. To the extent permitted under Section 13 of this Agreement, this Agreement may only be assigned by any party with the prior written consent of the other parties.

       d. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby, and to this extent the provisions of this Agreement shall be deemed severable.

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     IN WITNESS WHEREOF, the parties have caused this instrument to be executed.


                                   THE GCG TRUST


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     Attest:                       Title:
     Title:


                                   DIRECTED SERVICES, INC.


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     Attest:                       Title:
     Title:


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